UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 16, 2001

                           GATEWAY DISTRIBUTORS, LTD.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


            367597 1 01                              65-0683539
            -----------                              ----------
           (CUSIP Number)              (IRS Employer Identification Number)

                          c/o Richard Bailey, President
             500 East Cheyenne Avenue, North Las Vegas, Nevada 89030
                    (Address of principal executive offices)

                                 (702) 399-4328
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
 [X] Preliminary Information Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2)
 [ ] Definitive Information Statement












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                               -------------------
                           GATEWAY DISTRIBUTORS, LTD.
                (Name of Registrant as Specified in its Charter)
                              --------------------

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Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
     4) Proposed maximum aggregate value of transaction: 0
     5) Total fee paid:

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously
     Paid:
     2) Form, Schedule or Registration No.:
     3) Filing Party:
     4) Date Filed

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                           GATEWAY DISTRIBUTORS, LTD.
                            500 East Cheyenne Avenue
                          North Las Vegas, Nevada 89030

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                        to be taken on November 16, 2001

To the Stockholders of Gateway Distributors, Ltd.:

Notice is hereby given that upon Written Consent by the holder of a majority of the outstanding shares of common stock of Gateway Distributors, Ltd. (the "Company"), the number of authorized $0.001 par value shares of the Common Stock of the Company will be increased from 20,000,000 to 1,000,000,000. The number of preferred shares authorized remains at 1,000,000. The change will be effective on November 16,2000

Only stockholders of record at the close of business on October 10, 2000 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                    By Order of the Board of Directors


                                     /s/ Richard Bailey
                                    --------------------------------
                                    Richard Bailey, President

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This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend the Company's Articles of Incorporation.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Gateway Distributors, Ltd., a Nevada Corporation ("Gateway "), in connection with resolutions of the Board of Directors and the written consent of a holder of in excess of 50% of the common stock of Gateway providing for an amendment to Gateway 's Articles of Incorporation increasing Gateway's authorized common shares from 20,000,000 shares of $0.001 par value common stock to 1,000,000,000 shares of $0.001 par value common stock.

The Board of Directors and a person owning the majority of the outstanding voting securities of Gateway have unanimously adopted, ratified and approved resolutions to effect the recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment will be filed and became effective on November 16, 2001.

The Form 10-QSB filed by Gateway with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Gateway is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on October 10, 2001 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 14,244,544 shares of $0.001 par value common stock. Three shareholders hold a controlling interest of ________________ shares of the $0.001 par value common stock of the Company as of the record date, representing more than a majority of the company's outstanding common stock. The three shareholders, Richard Bailey, Flo Ternes, and ______________ have consented to the action required to effect the proposed amendment to the Company's Articles of Incorporation. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.


SECURITY OWNERSHIP OF EXECUTIVE OFFICERS,DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as of October 10, 2001 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:




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